Exhibit 99.2

FOR FURTHER INFORMATION CONTACT:

Jamie Spexarth, Chief Financial Officer

1001 Louisiana St., Suite 2900

Houston, TX 77002

Investor Relations, ir@superiorenergy.com, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES
LEADERSHIP CHANGES

Houston, August 15, 2024 – Superior Energy Services, Inc. (the “Company”) today announced that Brian Moore is stepping down from his positions as President and Chief Executive Officer and as a member of the Board of Directors (the “Board”), each effective August 19, 2024.

The Board has appointed Dave Lesar as Chairman of the Board of Directors and Chief Executive Officer effective August 19, 2024. Mr. Lesar served as the Chairman of the Board and Chief Executive Officer of Halliburton Company for 17 years and was later promoted to serve as Executive Chairman until 2019. Mr. Lesar served as interim Chief Executive Officer of Health Care Service Corporation from July 2019 through June 1, 2020, and as a director from 2018 to July 2020. Mr. Lesar served as a director and the Chief Executive Officer of CenterPoint Energy, Inc. from 2020 until his retirement in January 2024.

In addition, the Board has appointed James Brown as President and Chief Operating Officer effective August 19, 2024. Mr. Brown served as the Western Hemisphere President at Halliburton Company for over 10 years, until his retirement in February 2019. Prior to joining Halliburton in 1995, Jim was a Vice President at the Western Company of North America and a Vice President of BJ Services.

Ian Foster, a member of the Company’s Board, thanked Brian for his dedication to Superior Energy over the last 12 years and said, “Brian’s leadership was instrumental in transforming the Company and creating value for shareholders. On behalf of the entire Board, we thank Brian for all of his efforts over the years and wish him and his family the best going forward.”

Said Mr. Lesar, “This is an exciting time to be returning to the energy services sector and Superior represents a unique platform to capitalize on both the opportunities as well as the challenges inherent in the sector. Jim and I look forward to working with the talented employees of Superior as we continue to strive to provide the best service possible to our customers.”

About Superior Energy Services

Superior Energy Services serves the drilling, completion and production-related needs of oil and gas companies through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. In addition to operations in North America, both on land and offshore, Superior Energy Services operates in approximately 47 countries internationally. For more information, visit: www.superiorenergy.com.

Forward-Looking Statements

This press release contains, and future oral or written statements or press releases by the Company and its management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks”, “will” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position and results, financial performance, liquidity, strategic alternatives (including dispositions, acquisitions, and the timing thereof), market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company’s management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties, including but not limited to conditions in the oil and gas industry, U.S. and global market and economic conditions generally and macroeconomic conditions worldwide, (including inflation, interest rates, supply chain disruptions and capital and credit markets conditions) that could cause the Company’s actual results to differ materially from such statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the Company, which could cause actual results to differ materially from such statements.

While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s Form 10-K for the year ended December 31, 2023 and Form 10-Q’s for the quarter ended June 30, 2024 and those set forth from time to time in the Company’s other periodic filings with the Securities and Exchange Commission, which are available at www.superiorenergy.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.